SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2009

SIRIUS XM RADIO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	52-1700207
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100

_____________________________

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers, Compensatory Arrangements of Certain Officers.

     On May 13, 2009, Mel Karmazin, our Chief Executive Officer, voluntarily forfeited an aggregate of 30,000,000 non-qualified options to purchase our common stock. These options had an exercise price of $4.72 per share. Of these options, 24,000,000 were vested, and 6,000,000 were unvested. Upon forfeiture of these stock options, the shares underlying this award became available for grants under the Amended and Restated Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan (the “Plan”).

     Mr. Karmazin's choice to forfeit these options will allow us to more efficiently use the shares authorized under the Plan to meet the Plan’s purpose to attract, motivate and retain key employees.

     Mr. Karmazin did not receive any consideration in exchange for the forfeiture of these stock options.

     A copy of the Agreement to Forfeit Non-Qualified Stock Options, dated as of May 13, 2009, between Mr. Karmazin and us is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

The Exhibit Index attached hereto is incorporated herein.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM RADIO INC.

By:	/s/	Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: May 13, 2009

EXHIBITS

Exhibit	Description of Exhibit

10.1	Agreement to Forfeit Non-Qualified Stock Options, dated as of May13, 2009, between Mel Karmazin and Sirius XM Radio Inc.